Exhibit 32

Section 1350 Certifications
STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of SMSA Crane Acquisition Corp. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of SMSA Crane Acquisition Corp. for the three months ended March 31, 2014.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of SMSA Crane Acquisition Corp. as of March 31, 2014.

This Certification is executed as of May 15, 2014

By: /s/ Alberto Burckhart
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Name: Alberto Burckhart
Title: Alberto Burckhart, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to SMSA Crane Acquisition Corp. and will be retained by SMSA Crane Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.